Exhibit 99.1

CHANGE IN CONTROL SEVERANCE BENEFITS AGREEMENT

          THIS CHANGE IN CONTROL SEVERANCE BENEFITS AGREEMENT (this "Agreement") is made as of the 14th day of March, 2007 (the "Effective Date")

BETWEEN:

          SOLITARIO RESOURCES CORPORATION, a corporation incorporated under the laws of the State of Colorado,

          (Hereinafter called the "Corporation")

-and-

          CHRISTOPHER E. HERALD, Chief Executive Officer of the Corporation, of the City of Golden, in the State of Colorado,

          (Hereinafter called the "Executive").

          WHEREAS: The Corporation considers it essential to the best interest of its stockholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors (the "Board") of the Corporation recognizes that, as is the case with many publicly held corporations and their subsidiaries, the possibility of a Change in Control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders.

          WHEREAS: The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Corporation's management, including the Executive to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control of the Corporation.

          NOW THEREFORE, for and in consideration of the Executive's continuing employment with the Corporation, the covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Executive agree as follows:

          1.     The parties agree that subject to the conditions and substantial risk of forfeiture described below, the Executive shall receive the severance benefits set forth in this Agreement in the event the Executive's employment with the Corporation is terminated within three years after the occurrence of a "Change in Control of the Corporation" (as defined herein) under the limited circumstances set forth below. This Agreement, however, does not otherwise change employment arrangements between the Corporation and the Executive and except for the provisions herein pertaining to a Change in Control of the Corporation, the Executive's employment with the Corporation continues to be terminable at any time and for any reason at will by the Board.

          2.     The term of this Agreement shall commence on the Effective Date and shall continue in effect through and including the date of termination of the Executive's employment with the Corporation; provided, however, that if a Change in Control of the Corporation (as defined below) occurs during the term of this Agreement, this Agreement shall continue in effect for a period of

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three (3) years beyond the last day of the month in which such a Change in Control of the Corporation occurs or until the Corporation has satisfied all of its obligations with respect to payment of any severance benefit due hereunder. Notwithstanding the foregoing, in the event the Executive receives a severance benefit payment hereunder, the provisions of Section 9 below shall survive through the last date any Excise Taxes as defined in Section 9 may be payable.

          3.     No severance benefits or other amounts shall be payable hereunder unless a Change in Control of the Corporation, as set forth below, occurs after the Effective Date. For purposes of this Agreement, a "Change in Control of the Corporation" shall be deemed to have occurred on the date of any of the following events:

               (a)     Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation's then outstanding securities; or

               (b)     the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or

               (c)     the shareholders of the Corporation approve an agreement for the sale or disposition of all or substantially all the Corporation's assets; or

               (d)     the shareholders of the Corporation approve any plan of liquidation or dissolution of the Corporation.

          4.     If within the three year period commencing on the date of the Change in Control of the Corporation to occur after the Effective Date, either:

               (a)     the Corporation terminates the employment of the Executive other than for Cause (as hereinafter defined); or

               (b)     the Executive resigns from his employment with the Corporation for Good Reason (as hereinafter defined),

then the Corporation shall pay to the Executive a lump sum severance benefit in cash (the "Severance Benefit"). Subject to Section 9(a) below, the amount of the Severance Benefit shall equal two and one-half (2.5) times the Executive's rate of annual base salary with the Corporation in effect immediately prior to the date of the Change in Control of the Corporation. The Corporation shall pay any Severance Benefit due under this Agreement to the Executive, within thirty (30) days after the date of his termination of employment without Cause or resignation for Good Reason, as applicable; provided, however, that if at the time of termination of Executive's employment the Severance Benefit would otherwise constitute "non-qualified deferred compensation" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), no payment of the Severance Benefit shall be made to the Executive until the date that is six (6) months and one (1) day after the effective date of the Executive's separation from service with the Corporation.

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          5.     For avoidance of doubt, no Severance Benefit shall be payable if:

               (a)     the Executive's employment with the Corporation terminates for any reason, voluntarily or involuntarily, with or without Cause, prior to the date of the Change in Control of the Corporation to occur after the Effective Date or more than three years after the date of the Change in Control of the Corporation to occur after the Effective Date;

               (b)     the Corporation terminates the Executive's employment following a Change in Control of the Corporation for Cause (as hereinafter defined) or the Executive resigns his employment with the Corporation following a Change in Control without Good Reason (as hereinafter defined); or

               (c)     the Executive's employment with the Corporation terminates as a result of his death or his long-term disability under circumstances entitling him to long-term disability insurance benefits or Social Security disability benefits.

          6.     "Good Reason" means any of the following events or kinds of circumstances, as to which the Executive has not consented in writing, that induce the Executive to terminate his employment with the Corporation:

               (a)     a reduction or diminution in the level of responsibility, title, authority or office of the Executive;

               (b)     a reduction in the compensation level of the Executive, taken as a whole;

               (c)     the forced relocation of the Executive's principal office to another location that is greater than 50 miles from his principal office location immediately prior to the Change in Control; or

               (d)     the failure of the Corporation or any successor corporation to maintain substantially similar employment terms with the Executive after the Change in Control of the Corporation as were in existence prior to the Change in Control.

          7.     "Cause" means:

               (a)     the conviction of the Executive on a felony charge;

               (b)     a gross and willful failure of the Executive to perform the duties necessary to carry out the Executive's responsibilities in a manner consistent with such performance prior to the Change in Control of the Corporation; or

               (c)     dishonest conduct which is intentional and materially injurious to the Corporation.

          8.     Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and opportunity for the Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in Section 7 and specifying the particulars thereof in detail.

          9.      If the Executive will be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax") on all or a portion of his Severance Benefit, or payment of the Severance Benefit will result in other compensatory payments or distributions to the Executive (including the value of stock option acceleration) being subject to the Excise Tax, then the following provisions shall apply:

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               (a)     If imposition of the Excise Tax on the Executive can be avoided through a reduction of $10,000 or less in the Executive's Severance Benefit, then the amount of his Severance Benefit otherwise payable under this Agreement shall be reduced by the minimal amount necessary to avoid the Excise Tax (but in no event by more than $10,000).

               (b)     If imposition of the Excise Tax on the Executive cannot be avoided through a reduction of $10,000 or less in the Executive's Severance Benefit, then the Corporation shall pay to the Executive an added cash amount (a "Gross-Up Payment") in addition to the Severance Benefit otherwise payable hereunder. The Gross-Up Payment shall be an amount which, after payment by the Executive of all income taxes and Excise Tax imposed upon the Gross-Up Payment, equals the incremental Excise Taxes that Executive would not have been incurred but for the Severance Benefit. An example of the calculation of the Gross-Up Payment is attached as Appendix A hereto.

               (c)     For purposes of determining whether and the extent to which the Severance Benefit, other compensatory payments and distributions from the Corporation to Executive ("Other Payments") and Gross-Up Payments (collectively the "Total Payments") will be subject to the Excise Tax and the amount of incremental Excise Tax resulting from the Severance Benefit: (i) the Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Code Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Corporation's independent certified public accountants appointed prior to any change in ownership (as defined under Code Section 280G(b)(2)) or tax counsel selected by such accountants (the "Accountants") such Total Payments (in whole or in part) do not constitute "parachute payments," represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the "base amount," or are otherwise not subject to the Excise Tax; (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code; and (iii) all Severance Benefits shall be applied against the Code Section 280G base amount and reasonable compensation thresholds last.

               (d)     For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay U.S. federal, state and local income taxes at a combined forty percent (40%) rate. In the event that the Excise Tax is later determined by the Accountants or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Corporation shall make an additional Gross-Up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

               (e)     The initial Gross-Up Payment, as computed on a good-faith estimated basis by the Accountant, shall be paid contemporaneously with, or at the Corporation's election no later than thirty (30) days after the date of, payment of the Severance Benefit. Thereafter, the amount of the Gross-Up Payment shall be subject to further appropriate adjustment in the event of any redetermination of the Excise Tax by the Internal Revenue Service as described below.

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               (f)     If any controversy arises between the Executive and the Internal Revenue Service or any state or local taxing authority (a "Taxing Authority") with respect to the treatment on any return of the Gross-Up Payment, or of any Covered Payment, or with respect to any return which a Taxing Authority asserts should show an Excise Tax, including, without limitation, any audit, protest to an appeals authority of a Taxing Authority or litigation ("Controversy"): (i) the Corporation shall have the right to participate with the Executive in the handling of such Controversy; (ii) the Corporation shall have the right, solely with respect to a Controversy, to direct the Executive to protest or contest any proposed adjustment or deficiency, initiate an appeals procedure within any Taxing Authority, commence any judicial proceeding, make any settlement agreement, or file a claim for refund of tax; and (iii) the Executive shall not take any of such steps without the prior written approval of the Corporation, which the Corporation shall not unreasonably withhold. If the Corporation so elects, the Executive shall be represented in any Controversy by attorneys, accountants, and other advisors selected by the Corporation, and the Corporation shall pay the fees, costs and expenses of such attorneys, accountants, or advisors, and any tax liability the Executive may incur as a result of such payment. The Executive shall promptly notify the Corporation of any communication with a Taxing Authority, and the Executive shall promptly furnish to the Corporation copies of any written correspondence, notices, or documents received from a Taxing Authority relating to a Controversy. The Executive shall cooperate fully with the Corporation in the handling of any Controversy by furnishing the Corporation any information or documentation relating to or bearing upon the Controversy; provided, however, that the Executive shall not be obligated to furnish to the Corporation copies of any portion of the Executive's tax returns which do not bear upon, and are not affected by, the Controversy.

               (g)     The Executive shall pay over to the Corporation, with ten (10) days after receipt thereof, any refund the Executive receives from any Taxing Authority of all or any portion of the Gross-Up Payment or Excise Tax, together with any interest the Executive receives from such Taxing Authority on such refund. For purposes of this Section 9(g), a reduction in the Executive's tax liability attributable to the previous payment of the Gross-Up Payment or the Excise Tax shall be deemed to be a refund. If the Executive would have received a refund of all or any portion of the Gross-Up Payment or the Excise Tax, except that a Taxing Authority offset the amount of such refund against other tax liabilities, interest, or penalties, the Executive shall pay the amount of such offset over to the Corporation, together with the amount of interest the Executive would have received from the Taxing Authority if such offset had been an actual refund, within ten (10) days after receipt of notice from the Taxing Authority of such offset.

          10.     The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall entitle the Executive to compensation from the Corporation in the same amount and on the same terms as the Executive would be entitled to hereunder as if he had resigned his employment for Good Reason contemporaneously with the Change in Control of the Corporation.

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          11.     This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable hereunder had the Executive continued to live, all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the devisee, legatee or other designee or, if there is no such designee, to the estate, of the Executive.

          12.     Any notice in writing required or permitted to be given to the Executive hereunder shall be sufficiently given if delivered to the Executive personally or mailed by registered mail, postage prepaid, addressed to the Executive at his last residential address known to the Secretary of the Corporation. Any such notice mailed as aforesaid shall be deemed to have been received by the Executive on the fifth business day following the date of mailing. Any notice in writing required or permitted to be given to the Corporation hereunder shall be given by registered mail, postage prepaid, addressed to its head office. Any such notice mailed as aforesaid shall be deemed to have been received by the Corporation on the third business day following the date of mailing. Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.

          13.     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer of the Corporation as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. Any payments provided for hereunder shall be paid net or any applicable withholding required under federal, state or local law.

          14.     The invalidity or unenforceable ability or any provision of this Agreement shall not affect the validity or enforceability or any other provision of this Agreement, which shall remain in full force and effect.

          15.     This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

          16.     The provisions of this agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado and each of the parties hereto by their execution of this agreement irrevocably attorns to the jurisdiction of the courts of the said state.

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          IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the Effective Date.

                                                                      SOLITARIO RESOURCES CORPORATION

                                                                     By:/s/Brian Labadie
                                                                      Name: Brian Labadie
                                                                      Title: Chairman, Compensation Committee of the
                                                                           Board of Directors

                                               EXECUTIVE

                                                                      /s/ Christopher E. Herald
                                                                     Christopher E. Herald

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Appendix A
Computation of Gross-Up Payment

Example 1: Reduction of Severance Payment of less than $10,000:

Assumptions
          Base salary of the executive = $200,000 *
          Severance Benefit = $500,000
          Value of option acceleration (or other payments) contingent on change in control = $105,000

          Executive average W-2 compensation from Solitario for five-year period prior to change in control = $200,000* ("Base Period Amount")
          Regular income tax rate = 40%
Executive terminated without cause 90 days after change in control

Excise Tax Calculation Under IRS Sub Section 280G and 4999
          Total Payments on change in control = $605,000 (severance plus option acceleration)
          Base Period Amount times three = $600,000 ($200,000 x 3)
          Because Total Payments contingent on change in control equal or exceed three times the Base
Period Amount, by less than $10,000, the severance payments are automatically reduced are by an amount to reduce the total change in control payments to less than three times the base period amount.
          Severance Benefit = $494,000
          Total Payments now equal $594,000 or 2.97 times the Base Period Amount

Example 2: Payment of Excise Taxes is required:

Assumptions remain the same except the value of option acceleration (or other payments), contingent on change in control = $200,000.

          Total Payments on change in control = $700,000 (severance plus option acceleration)
          Because Total Payments contingent on change in control equal or exceed three times the Base
Period Amount, all payments contingent on change in control in excess of one times Base
Period Amount are parachute payments subject to excise tax;
Parachute payments = $500,000          ($700,000 - $200,000)
          Excise tax (20%) on $500,000 = $100,000

Gross-Up Payment to Cover $100,000 Excise Tax

          Effective tax rate on Gross-Up Payment = 60% (40% regular tax plus 20% excise tax).
          Additional payment necessary to leave the executive with $100,000 to pay the excise tax:
          ($100,000/0.4) = $250,000.
          This amount is made up of $250,000 * 0.40 regular tax =           $100,000
                                                  $250,000 * 0.20 excise tax =          $ 50,000
          Balance available to pay the initial severance payment excise tax =          $100,000
* estimated salary, not necessarily the actual pay of the named Executive